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MRV COMMUNICATIONS, INC.
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MRV Announces Indication of Intent to Resign by Directors and

Intention to Adjourn Annual Meeting for the Election of Directors

CHATSWORTH, Calif., January 12, 2012 — MRV Communications, Inc. (OTCQB: MRVC) (“MRV” or the “Company”), a leading provider of optical communications network infrastructure equipment and integration and managed services, announced today that the Company was informed by Joan Herman and Michael Keane, members of its Board of Directors, of their intention to resign effective January 18, 2012. As announced in press releases dated January 9 and 10, 2012, the Company adjourned the vote related to director elections at its annual stockholders meeting until 9 a.m., PST, on Monday, January 16, 2012, to allow stockholders to consider the indication of intent to resign of two other directors, Michael McConnell and Philippe Tartavull, the Company’s interim Chairman. In order for stockholders to consider these new developments, at the adjourned meeting on January 16, 2012, we intend to further adjourn the meeting until 9:00 a.m., Thursday, January 20, 2012.  Each of these meetings will be held at the Warner Center Marriott, located at 21850 Oxnard Street, Woodland Hills, California 91467. Stockholders who have already voted and do not wish to change their vote do not need to take any further action.

About MRV Communications, Inc.

MRV Communications, Inc. is a leading global provider of carrier Ethernet, wavelength division multiplexing optical transport, infrastructure management equipment and solutions, as well as network integration and managed services. MRV’s solutions enable the delivery and provisioning of next-generation optical transport and carrier Ethernet services over any fiber infrastructure. MRV provides equipment and services worldwide to telecommunications service providers, enterprises, and governments, enabling network evolution and increasing efficiency, while reducing complexity and costs. Through its subsidiaries, MRV operates research and development centers in North America and Europe, along with support centers and sales offices around the world. For more information about MRV, visit http://www.mrv.com.

Contacts

Investor Relations:

MRV Communications, Inc.

(818) 886-MRVC (6782)

ir@mrv.com

or

CJP Communications for MRV

Thomas J. Rozycki, Jr.

(212) 279-3115 x208

trozycki@cjpcom.com

Media Relations:

MRV Communications, Inc.

pr@mrv.com